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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 6, 2006

eNotes Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite B-280 Pacific Palisades, CA	90272
(Address)	(Zip Code)

Registrant's telephone number, including area code: (310) 566-4765

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01  Entry into a Material Definitive Agreement.

On September 6, 2006, the Company entered into a joint venture with Jump Communications, Inc. that will allow for the introduction of premier technology and a 100% secure, private network into the Company’s telemedicine business.  The joint venture continues in perpetuity, if certain quarterly payments are made or after two years milestones achieved, and will make available to the healthcare industry products and services utilizing proprietary hardware-based video compression algorithms, the simultaneous delivery and receipt of video at a constant 30 frames per second, a full color palette, full audio video-synch (lip synch), and no perceptible latency.  The joint venture will also offer its clients a private broadband network that ensures absolute secured transmissions with a guarantee of all-time availability.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 11, 2006

eNotes Systems, Inc.

/s/   Jeffrey Flammang

_______________________________

Jeffrey Flammang, President and CEO